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                                                                 EXHIBIT 12.RERC

                 RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

                                                                                    THREE
                                                                                 MONTHS ENDED
                                                                                MARCH 31, 2001
                                                                                --------------
Income from continuing operations...........................................    $       80,357
Income taxes for continuing operations......................................            58,828
Capitalized interest........................................................              (302)
                                                                                --------------
                                                                                       138,883
                                                                                --------------

Fixed charges, as defined:
   Interest expense.........................................................            38,134
   Capitalized interest.....................................................               302
   Distribution on trust preferred securities...............................                 7
   Interest component of rentals charged to operating expense...............             2,747
                                                                                --------------
   Total fixed charges......................................................            41,190
                                                                                --------------

Earnings, as defined........................................................    $      180,073
                                                                                ==============

Ratio of earnings to fixed charges..........................................              4.37
                                                                                ==============
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